NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces First Quarter 2022 Results in Connection with Announcement to Acquire DSM Protective Materials (Dyneema®)

•First quarter sales grew to $1.3 billion, an 11% increase over the prior year

•GAAP EPS increased to $0.91 from $0.86 in the prior year first quarter

•Adjusted EPS increased 11% to $0.99 compared to $0.89 in the prior year first quarter, exceeding first quarter guidance of $0.95

•Second quarter adjusted EPS guidance of $0.92 introduced with full year adjusted EPS expectation maintained at $3.50 (excluding the impact of the acquisition)

•Full year free cash flow now expected to approximate $285 million, an increase of $35 million from prior estimates

CLEVELAND – April 20, 2022 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable material solutions, today announced its first quarter 2022 results. The company delivered first quarter GAAP EPS of $0.91 compared to $0.86 in the prior year quarter. The company noted that GAAP EPS includes special items (Attachment 3), which impacted EPS in both periods.

The company noted sales growth in nearly all end markets, as it continues to more than offset inflation to deliver record results. Sales increased 11% to $1.3 billion in the first quarter and adjusted EPS grew 11% to $0.99 over the prior year first quarter.

“We continue to execute very well against a backdrop of macroeconomic challenges. I’m pleased with our results for the quarter, which exceeded our initial estimates as we began the year,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation. “Although we are being impacted by weaker foreign exchange rates, Covid-related lockdowns in China, and the war in Ukraine, we are maintaining our full year adjusted EPS guidance of $3.50 on stronger growth projections in the Americas. This excludes the impact of EPS accretion from the Dyneema acquisition.”

The company is providing its first quarter results in anticipation of discussions with investors, following the signing of an agreement with Royal DSM (“DSM”) to purchase the DSM Protective Materials business (including the Dyneema® brand) (“Dyneema”).

Avient will be hosting a webcast on Wednesday April 20, 2022 to discuss the Dyneema transaction as well as its first quarter 2022 results.

Webcast Details

Avient will host a webcast on Wednesday, April 20, 2022 at 9:00 a.m. EST. The webcast can be viewed at avient.com/investors, or by clicking here: https://edge.media-server.com/mmc/p/edkwvu9r. To participate in the audio-only portion of the call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 4774915. There will be a question and answer session following the company's presentation and prepared remarks. A recording of the webcast and the slide presentation will be available at avient.com/investors. In addition, a recording of the audio will be available for one week, beginning at noon EST on Wednesday, April 20, 2022. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and provide conference ID number 4774915.

This webcast replaces the previously communicated earnings webcast date that was originally scheduled to be held on Wednesday, April 27.

About Avient

Avient Corporation (NYSE: AVNT), with 2021 revenues of $4.8 billion, provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient employs approximately 8,700 associates and is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit www.avient.com.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the ability and time required to consummate the acquisition of Dyneema; our ability to achieve the strategic and other objectives relating to the proposed acquisition of Dyneema; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include: adjusted EPS and free cash flow. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as outlook for adjusted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

# # #

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2022	2021

Sales	$1,293.8	$1,162.3
Operating Income	128.6	120.4
Net income attributable to Avient shareholders	84.2	79.3
Basic earnings per share attributable to Avient shareholders	$0.92	$0.87
Diluted earnings per share attributable to Avient shareholders	$0.91	$0.86

Senior management uses comparisons of adjusted net income attributable to Avient shareholders and diluted adjusted earnings per share (EPS) attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to Avient shareholders	$84.2	$0.91	$79.3	$0.86
Special items, after tax (Attachment 3)	7.2	0.08	2.6	0.03
Adjusted net income / EPS - excluding special items	$91.4	$0.99	$81.9	$0.89

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2022	2021

Sales	$1,293.8	$1,162.3
Cost of sales	1,000.1	859.9
Gross margin	293.7	302.4
Selling and administrative expense	165.1	182.0
Operating income	128.6	120.4
Interest expense, net	(16.9)	(19.3)
Other (expense) income, net	(0.6)	1.5
Income before income taxes	111.1	102.6
Income taxes	(26.6)	(22.9)
Net income	84.5	79.7
Net income attributable to noncontrolling interests	(0.3)	(0.4)
Net income attributable to Avient shareholders	$84.2	$79.3

Earnings per share attributable to Avient common shareholders - Basic	$0.92	$0.87

Earnings per share attributable to Avient common shareholders - Diluted	$0.91	$0.86

Cash dividends declared per share of common stock	$0.2375	$0.2125

Weighted-average shares used to compute earnings per common share:
Basic	91.5	91.3
Diluted	92.3	92.2

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended March 31,
	2022	2021
Cost of sales:
Restructuring costs, including accelerated depreciation and amortization	$(4.4)	$(1.8)
Environmental remediation costs	(2.0)	(0.5)
Reimbursement of previously incurred environmental costs	0.6	4.5
Impact on cost of sales	(5.8)	2.2

Selling and administrative expense:
Restructuring, legal and other	0.9	(1.3)
Acquisition related costs	(2.9)	(3.3)
Impact on selling and administrative expense	(2.0)	(4.6)

Impact on operating income	(7.8)	(2.4)

Other income, net	0.1	—
Impact on income before income taxes	(7.7)	(2.4)
Income tax benefit on above special items	2.0	0.9
Tax adjustments(2)	(1.5)	(1.1)
Impact of special items on net income attributable to Avient Shareholders	$(7.2)	$(2.6)

Diluted earnings per common share impact	$(0.08)	$(0.03)

Weighted average shares used to compute adjusted earnings per share:
Diluted	92.3	92.2

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) March 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$562.6	$601.2
Accounts receivable, net	757.9	642.3
Inventories, net	475.4	461.1
Other current assets	131.0	122.4
Total current assets	1,926.9	1,827.0
Property, net	661.9	676.1
Goodwill	1,283.4	1,286.4
Intangible assets, net	904.1	925.2
Operating lease assets, net	67.1	74.1
Other non-current assets	200.3	208.4
Total assets	$5,043.7	$4,997.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$607.5	$8.6
Accounts payable	642.3	553.9
Current operating lease obligations	21.7	24.2
Accrued expenses and other current liabilities	284.8	353.9
Total current liabilities	1,556.3	940.6
Non-current liabilities:
Long-term debt	1,250.2	1,850.3
Pension and other post-retirement benefits	98.5	100.0
Deferred income taxes	99.4	100.6
Non-current operating lease obligations	45.9	50.1
Other non-current liabilities	164.1	165.1
Total non-current liabilities	1,658.1	2,266.1
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	1,813.2	1,774.7
Noncontrolling interest	16.1	15.8
Total equity	1,829.3	1,790.5
Total liabilities and equity	$5,043.7	$4,997.2

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income	$84.5	$79.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35.7	36.6
Accelerated depreciation and amortization	2.1	0.5
Share-based compensation expense	3.2	2.7
Changes in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(118.8)	(137.6)
Increase in inventories	(15.1)	(35.1)
Increase in accounts payable	90.5	67.3
Decrease in pension and other post-retirement benefits	(4.0)	(7.1)
Decrease in accrued expenses and other assets and liabilities, net	(59.2)	(3.4)
Net cash provided by operating activities	18.9	3.6
Investing activities
Capital expenditures	(13.3)	(16.5)
Other investing activities	—	(2.0)
Net cash used by investing activities	(13.3)	(18.5)
Financing activities
Purchase of common shares for treasury	(15.8)	(4.2)
Cash dividends paid	(21.7)	(19.5)
Repayment of long-term debt	(2.4)	(2.3)
Payments of withholding tax on share awards	(3.9)	(3.1)
Net cash used by financing activities	(43.8)	(29.1)
Effect of exchange rate changes on cash	(0.4)	(11.0)
Decrease in cash and cash equivalents	(38.6)	(55.0)
Cash and cash equivalents at beginning of year	601.2	649.5
Cash and cash equivalents at end of period	$562.6	$594.5

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended March 31,
	2022	2021
Sales:
Color, Additives and Inks	$649.5	$609.3
Specialty Engineered Materials	244.7	216.5
Distribution	432.9	362.7
Corporate and eliminations	(33.3)	(26.2)
Sales	$1,293.8	$1,162.3

Gross margin:
Color, Additives and Inks	$192.1	$197.5
Specialty Engineered Materials	69.8	64.7
Distribution	39.3	39.3
Corporate and eliminations	(7.5)	0.9
Gross margin	$293.7	$302.4

Selling and administrative expense:
Color, Additives and Inks	$97.6	$108.7
Specialty Engineered Materials	30.1	30.5
Distribution	15.1	15.3
Corporate and eliminations	22.3	27.5
Selling and administrative expense	$165.1	$182.0

Operating income:
Color, Additives and Inks	$94.5	$88.8
Specialty Engineered Materials	39.7	34.2
Distribution	24.2	24.0
Corporate and eliminations	(29.8)	(26.6)
Operating income	$128.6	$120.4

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$120.5	$116.2
Specialty Engineered Materials	47.5	42.0
Distribution	24.4	24.2
Corporate and eliminations	(26.0)	(24.9)
Other income, net	(0.6)	1.5
EBITDA	$165.8	$159.0

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Income	2022	2021

Sales	$1,293.8	$1,162.3

Gross margin - GAAP	293.7	302.4
Special items in gross margin (Attachment 3)	5.8	(2.2)
Adjusted gross margin	$299.5	$300.2

Adjusted gross margin as a percent of sales	23.2%	25.8%

Operating income - GAAP	128.6	120.4
Special items in operating income (Attachment 3)	7.8	2.4
Adjusted operating income	$136.4	$122.8

Adjusted operating income as a percent of sales	10.5%	10.6%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended March 31,
	2022			2021
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from before income taxes	$111.1	$7.7	$118.8	$102.6	$2.4	$105.0

Income tax expense - GAAP	(26.6)	—	(26.6)	(22.9)	—	(22.9)
Income tax impact of special items (Attachment 3)	—	(2.0)	(2.0)	—	(0.9)	(0.9)
Tax adjustments (Attachment 3)	—	1.5	1.5	—	1.1	1.1
Income tax (expense) benefit	$(26.6)	$(0.5)	$(27.1)	$(22.9)	$0.2	$(22.7)

Effective Tax Rate(1)	23.9%		22.8%	22.3%		21.6%
(1) Rates may not recalculate from figures presented herein due to rounding

Reconciliation of EBITDA by Segment	Three Months Ended March 31,
	2022	2021
Operating income:
Color, Additives and Inks	$94.5	$88.8
Specialty Engineered Materials	39.7	34.2
Distribution	24.2	24.0
Corporate and eliminations	(29.8)	(26.6)
Operating income	$128.6	$120.4

Items below OI in Corporate:
Other income, net	$(0.6)	$1.5

Depreciation & amortization:
Color, Additives and Inks	$26.0	$27.4
Specialty Engineered Materials	7.8	7.8
Distribution	0.2	0.2
Corporate and eliminations	3.8	1.7
Depreciation & Amortization	$37.8	$37.1

EBITDA:
Color, Additives and Inks	$120.5	$116.2
Specialty Engineered Materials	47.5	42.0
Distribution	24.4	24.2
Corporate and eliminations	(26.0)	(24.9)
Other income, net	(0.6)	1.5
EBITDA	$165.8	$159.0

EBITDA as a % of Sales:
Color, Additives and Inks	18.6%	19.1%
Specialty Engineered Materials	19.4%	19.4%
Distribution	5.6%	6.7%

	Three Months Ended March 31,
Reconciliation to EBITDA and Adjusted EBITDA:	2022	2021
Net income from continuing operations – GAAP	$84.5	$79.7
Income tax expense	26.6	22.9
Interest expense	16.9	19.3
Depreciation and amortization	37.8	37.1
EBITDA	$165.8	$159.0
Special items, before tax	7.7	2.4
Depreciation and amortization included in special items	(2.1)	(0.5)
Adjusted EBITDA	$171.4	$160.9